Exhibit 99.(l)

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

April 29, 2024

Eagle Point Institutional Income Fund

600 Steamboat Road, Suite 202

Greenwich, CT 06830

Re:       Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Eagle Point Institutional Income Fund, a Delaware statutory trust (the “Fund”), in connection with the preparation and filing of a Registration Statement on Form N-2 (File Nos. 333-261444 and 811-23758) as originally filed by the Fund with the U.S. Securities and Exchange Commission (the “Commission”) on December 1, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), and under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and as subsequently amended on or around the date hereof (the “Registration Statement”) relating to the proposed issuance of the Fund’s common shares of beneficial interest (the “Shares”). This opinion letter is being furnished to the Fund in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act, and we express no opinion herein as to any matter other than as to the legality of the Shares.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth below, including the following documents:

(i)	the Registration Statement;

(ii)	the Certificate of Trust of the Fund;

(iii)	the Amendment to the Certificate of Trust;

(iv)	the Amended and Restated Declaration of Trust of the Fund;

(v)	the Amended and Restated By-Laws of the Fund;

(vi)	a certificate of good standing with respect to the Fund issued by the Secretary of State of the State of Delaware as of a recent date; and

(vii)	resolutions approved by the board of trustees of the Fund relating to, among other things, the authorization and issuance of the Shares.

Eagle Point Institutional Income Fund April 29, 2024 Page 2

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, trustees, employees and representatives of the Fund without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons who are signatories to the documents examined by us and (ii) the legal power and authority of all persons signing on behalf of the parties to such documents (other than the Fund).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that the Shares have been duly authorized and that when the Shares are issued and sold in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of New York and the Delaware Statutory Trust Act. We are members of the bar of the State of New York.

This opinion letter has been prepared solely in connection with the Registration Statement. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and facts known to us on the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Fund’s Registration Statement and to the reference to this firm under the caption “Legal Counsel” in the Statement of Additional Information which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/Dechert LLP

Dechert LLP